EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 of our report dated February 21, 2006 relating to the financial statements of Caterpillar Inc., which appears in Exhibit 13 to Caterpillar Inc.'s Annual Report on Form 10-K for the year ended December 31, 2005.

/s/PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP
Peoria, Illinois
April 13, 2006